                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

[X] Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:                [_]Confidential,for Use of the
                                            Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               STORAGE USA, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [LOGO OF STORAGE USA]

                               STORAGE USA, INC.
                                  Suite 1300
                               165 Madison Ave.
                               Memphis, TN 38103

                                March 31, 2000

Dear Storage USA, Inc. Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Storage USA, Inc. ("Storage USA") to be held on May 3, 2000, at 4:30 p.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103. The Annual Meeting will be held in the auditorium on the lower level. The business to be conducted at the meeting is set forth in the formal notice that follows.

   We rely upon all shareholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save Storage USA the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy at the meeting and vote your shares in person.

   I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Dean Jernigan

                                          Dean Jernigan
                                          Chairman of the Board, Chief
                                          Executive Officer and President

                             [LOGO OF STORAGE USA]
                               STORAGE USA, INC.
                                   Suite 1300
                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 252-2000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 3, 2000

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Storage USA, Inc., a Tennessee corporation, will be held on May 3, 2000, at 4:30 p.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103, in the lower-level auditorium, for the following purposes:

  1.  To elect nine directors (Proposal 1);

  2. To ratify the selection of the auditors for the fiscal year ending December 31, 2000 (Proposal 2);

  3. To approve an amendment to Storage USA's 1995 Employee Stock Purchase and Loan Plan (the "Plan") increasing the number of shares available under the Plan from 750,000 to 1,250,000 (Proposal 3); and

  4. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Pursuant to the bylaws of Storage USA, its Board of Directors has fixed the close of business on March 24, 2000, as the record date for the determination of shareholders of Storage USA entitled to notice of and to vote at the Annual Meeting. Therefore, only record holders of Storage USA Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments thereof.

   As you review the Proxy Statement, you will notice that it has been simplified and is easier to understand. The Securities and Exchange Commission is encouraging companies to adopt "plain English" to facilitate better communication between companies and their shareholders. We are committed to communicating with you clearly and effectively.

   We urge you to review carefully the enclosed materials. Your vote is important. All shareholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                          By Order of the Board of Directors


                                          John W. McConomy
                                          Executive Vice President, General
                                          Counsel and Secretary
Memphis, Tennessee
March 31, 2000

IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                               STORAGE USA, INC.
                                  Suite 1300
                              165 Madison Avenue
                           Memphis, Tennessee 38103
                                (901) 252-2000

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  May 3, 2000

   This Proxy Statement contains information regarding the 2000 Annual Meeting of shareholders of Storage USA, Inc. The Annual Meeting will be held on Wednesday, May 3, 2000, beginning at 4:30p.m. local time, at 165 Madison Avenue, Memphis, TN 38103, in the auditorium on the lower level. Voting material for the Annual Meeting, which includes this Proxy Statement, the enclosed proxy card and our 1999 Annual Report, will be mailed to our shareholders on or about March 31, 2000.

                           ABOUT THE ANNUAL MEETING

Why am I Receiving this Proxy Statement and Proxy Card?

   You are receiving a Proxy Statement and proxy card because you own shares of common stock in Storage USA. This Proxy Statement describes the issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

   When you sign the proxy card, you appoint Dean Jernigan and Christopher P. Marr as your representatives at the meeting. Mr. Jernigan and Mr. Marr will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

   If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Jernigan and Mr. Marr will vote your shares, under your proxy, in accordance with their best judgment.

Who is Soliciting this Proxy?

   The proxy card enclosed with this Proxy Statement is being solicited by the Storage USA Board of Directors.

What is the Purpose of the Annual Meeting?

   At the Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

   .  the election of all nine of Storage USA's directors;

   . the ratification of the appointment of Storage USA's independent accountants; and

   . the amendment of Storage USA's 1995 Employee Stock Purchase and Loan Plan to increase the number of shares available to be purchased under it from 750,000 to 1,250,000.

Who is Entitled to Vote?

   Only shareholders of record at the close of business on the record date, March 24, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the Annual Meeting. At the close of business
on the record date, [   ] shares of Storage USA's Common Stock were outstanding
and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

   Each share of Storage USA Common Stock is entitled to one vote per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

   Only shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 4:00 p.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

   Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How Many Votes Do We Need to Hold the Meeting?

   In order to conduct business at the meeting, the Storage USA Bylaws require the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a "quorum". Proxy cards received by us but marked "ABSTAIN" will be included in the calculation of the number of shares considered to be present at the meeting; but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.

How Do I Vote?

   You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted:

   .  for the nine named nominees for director;

   . for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants; and

   . for the amendment to the 1995 Employee Stock Purchase and Loan Plan increasing the number of shares available for purchase under the Plan from 750,000 to 1,250,000.

   You May Vote in Person at the Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the meeting.

Can I Change My Vote After I Return My Proxy Card?

   Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting by Messrs. Jernigan and Marr by filing with John W. McConomy, the Secretary of Storage USA, either a notice of revocation or an executed proxy card with a later date than the one you previously submitted. Mr. McConomy can be reached at Storage USA's offices, 165 Madison Avenue, Memphis, TN 38103, (901) 252-2000. The powers of Messrs. Jernigan and Marr as proxy holders will not be suspended if you attend the Annual Meeting in person, since attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What If I Wish to Abstain?

   If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card.

What If I Wish to Revoke My Proxy?

   Your proxy may be revoked at any time prior to voting by notifying Mr. Jernigan or Mr. Marr in writing at 165 Madison Avenue, Suite 1300, Memphis, TN 38103, ATTN: Corporate Secretary. You can also revoke your proxy at the Annual Meeting on a form which we will provide at the meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

   If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

   A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will not be counted in determining whether there is a quorum. The matters presented at the Annual Meeting are all "routine."

What Are The Board's Recommendations?

   Unless you give other instructions on your proxy card, Messrs. Jernigan and Marr will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  . for election of the nominated slate of nine directors (which constitutes the entire Storage USA Board of Directors) (see page 4);

  . for ratification of the appointment of PricewaterhouseCoopers LLP as Storage USA's independent accountants (see page 7); and

  . for approval of an amendment to Storage USA's 1995 Employee Stock Purchase and Loan Plan increasing the number of shares available for purchase under the Plan from 750,000 to 1,250,000 (see page 8).

   With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

   Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking "ABSTAIN" on your proxy card, or held by a broker and are not voted, have no impact on the election of directors. Unless a properly executed proxy card is marked "WITHHOLD AUTHORITY," the proxy given will be voted "FOR" the nine nominees for director.

   Ratification of the Appointment of the Auditors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Storage USA's auditors. A properly executed proxy card marked "ABSTAIN" with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, abstentions will not be counted on the vote concerning this proposal. Abstentions and shares not voted by brokers will have no impact on the ratification of the appointment of the auditors.

   Approval of the Amendment to Storage USA's 1995 Employee Stock Purchase and Loan Plan. The affirmative vote of a majority of the votes cast is required for approval of the amendment increasing the number of shares available for purchase under the Plan. A properly executed proxy card marked "ABSTAIN" with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, abstentions will not be counted on the vote concerning this proposal. Abstentions and shares not voted by brokers will have no impact on approval of the amendment.

                        PROPOSAL TO ELECT NINE DIRECTORS
                                  (PROPOSAL 1)

                             ELECTION OF DIRECTORS

How Many Directors Are To Be Elected and How Long Will Each Person Serve?

   At the Annual Meeting, nine directors (all of Storage USA's directors) are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal.

If I Deliver My Proxy, for Whom Will My Shares Be Voted?

   Unless otherwise specified, your proxy will be voted "FOR" the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. However, Storage USA knows of no circumstances that would make any nominee named herein unavailable. All of the nominees are now members of the Board of Directors, and were elected at the 1999 Annual Meeting of Shareholders.

What Is the Background of the Nominees?

                                         Present Principal Occupation or
 Name                         Age  Employment and Five-Year Employment History
 ----                         ---  -------------------------------------------
 C. Ronald Blankenship(1)....  50 Director since November 5, 1997. Mr.
                                  Blankenship has been a Director and Vice
                                  Chairman and Chief Operating Officer of
                                  Security Capital Group Incorporated since
                                  March 1991, and Advisory Trustee of Archstone
                                  Communities Trust since 1991.

 Howard P. Colhoun(2)(3)(4)..  64 Director since March 23, 1994. Mr. Colhoun has been General Partner of Emerging Growth
                                  Partners, Baltimore, Maryland, a venture capital/small public company investment partnership, since 1982.

 Alan B. Graf, Jr.(1)(2)(4)..  46 Director since August 6, 1997. Mr. Graf has been Executive Vice President & Chief
                                  Financial Officer of FDX Corporation and
                                  Federal Express Corp. since 1998. Mr. Graf was Sr. Vice President & Chief Financial
                                  Officer of Federal Express Corporation from
                                  1991 to 1998. Mr. Graf is also a director of Kimball International, Inc.

 Dean Jernigan...............  54 Director and Board Chairman since 1985. Mr.
                                  Jernigan has been the Chief Executive Officer
                                  of Storage USA since its inception in 1985
                                  and has been President since May, 1998. Mr.
                                  Jernigan has, since 1999, been a Director of
                                  Thomas & Betts, Inc.

 Mark Jorgensen(3)(4)........  59 Director since January 25, 1995. Mr.
                                  Jorgensen is a private real estate investor
                                  and serves as a real estate consultant to the
                                  pension fund industry.

 Caroline S. McBride.........  46 Director since May 7, 1997. Ms. McBride has been the Managing Director of the Capital
                                  Division of Security Capital Investment
                                  Research Incorporated since June 1996. From
                                  January 1995 to June 1996, Ms. McBride was
                                  the director of private market investments
                                  for the IBM Retirement Fund. Ms. McBride is
                                  also a director of CarrAmerica Realty Corp.

 John P. McCann(1)(4)........  55 Director since March 23, 1994. Mr. McCann has, since 1978, been the Chief Executive
                                  Officer and a Director of United Dominion
                                  Realty Trust, Inc., Richmond, Virginia and
                                  since 1997 has been a Director of Land
                                  America Financial Group, Inc.

 William D. Sanders(3).......  58 Director since November 6, 1996. Mr. Sanders has, since 1990, been Chairman of the Board
                                  and Chief Executive Officer of Security
                                  Capital Group Incorporated. Mr. Sanders is
                                  also a Director of Regency Realty
                                  Corporation, Carr America Realty Corp. and
                                  Security Capital U.S. Realty, an affiliate of
                                  Storage USA.

 Harry J. Thie(1)(2)(4)......  57 Director since March 23, 1994. Mr. Thie has been a senior researcher with the RAND
                                  Corporation, a non-profit research institute,
                                  since 1991.

--------
(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

(3)  Member of the Corporate Governance Committee

(4) Independent Director, as defined in Section 8.3 of Storage USA's Charter; which provides, among other qualifications, that an Independent Director is someone other than a person who is an officer or employee of Storage USA or an officer, director or employee of any entity that owns, beneficially, directly or indirectly, five percent or more of Storage USA's common stock.

                                 BOARD ACTIVITY

How Often Does the Board Meet and How Often Did It Meet in 1999?

   Regular meetings of the Board are held quarterly. The Board had two additional special meetings during 1999. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board during the period in which they served in 1999.

What Committees Has the Board Established?

 Audit Committee

   The Audit Committee, which met four times in 1999, consists of Messrs. Graf, Thie and Colhoun, each an Independent Director. Mr. Graf serves as Chairman. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Storage USA's internal accounting controls.

 Compensation Committee

   The Compensation Committee, which met five times in 1999, consists of three Independent Directors (Messrs. Thie, Graf, and McCann) and Mr. Blankenship. Mr. Thie serves as Chairman. The Compensation Committee determines compensation for Storage USA's Chief Executive Officer and President, reviews and approves Storage USA's benefit plans and the compensation of the other executive officers and administers the 1993 Omnibus Stock Plan, 1995 Employee Stock Purchase and Loan Plan and other executive officer benefit plans.

 Compensation Committee Interlocks and Insider Participation

   Mr. Blankenship, a member of the Compensation Committee, is the Vice Chairman and Chief Operating Officer of Security Capital Group, Incorporated. Storage USA paid its affiliates a total of $3,857,474 in 1999 for the services outlined under the heading "Transactions with Management and Others; Certain Business Relationships" on page 23 of this Proxy Statement.

 Governance Committee

   The Governance Committee, which met two times in 1999, is comprised of two Independent Directors (Messrs. Jorgensen and Colhoun) and Mr. Sanders. Mr. Jorgensen serves as Chairman. The Governance Committee evaluates Storage USA's corporate governance policies and procedures and monitors related matters of current concern to investors and the Board of Directors.

Which Nominees Are Nominated As a Result of an Agreement Between Such Nominee and Another Person?

   Ms. McBride and Messrs. Blankenship and Sanders are not Independent Directors and have been nominated for election as directors by Security Capital U.S. Realty ("SC-USREALTY") pursuant to the terms of the Strategic Alliance Agreement, dated March 19, 1996, among Storage USA, SUSA Partnership, L.P., Security Capital Holdings S.A. and SC-USREALTY, as amended. The Strategic Alliance Agreement generally provides that SC-USREALTY may nominate a number of directors proportionate to its ownership of Storage USA's Common Stock, but not fewer than two, for so long as it owns at least 20% of Storage USA's Common Stock. The Strategic Alliance Agreement also provides that SC-USREALTY is required to vote its shares of Storage USA Common Stock in accordance with the recommendation of Storage USA's Board of Directors or proportionally in accordance with the vote of the other holders of Storage USA Common Stock, except with respect to the election of its nominees to Storage USA's Board (as to which SC-USREALTY can vote its shares in its sole discretion) and with respect to any amendment to Storage USA's Charter or Bylaws that would reasonably be expected to materially adversely affect SC-USREALTY and certain extraordinary matters. Consequently, SC-USREALTY must vote its shares of Storage USA Common Stock at the Annual Meeting for the Board of Directors' nominees (other than SC-USREALTY's representatives) or vote proportionally for such nominees in accordance with the vote of the other shareholders.

How Are Directors Compensated?

   Directors who are not employees of Storage USA (that is, each Director other than Mr. Jernigan) are paid an annual fee of $20,000, which is paid in Storage USA's Common Stock under the 1993 Omnibus Stock Plan, plus $1,500 cash for each Board meeting attended, and $350 cash for each teleconference meeting attended. Committee chairpersons are paid an additional $5,000 in cash per year. In addition, non-employee Directors are reimbursed for expenses incurred in connection with their activities on Storage USA's behalf.

   Each non-employee Director who is serving on the date of the last regularly scheduled quarterly meeting each year receives a grant of options under Storage USA's 1993 Omnibus Stock Plan to purchase 2,000 shares of Storage USA's Common Stock at a price equal to the closing stock price per share on the day of our third quarter earnings release. The options vest on the date of the grant. Directors who are Storage USA employees (that is, Mr. Jernigan) are not paid any directors' fees, either in stock or in cash.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT EACH OF THE NOMINEES AS DIRECTORS.

       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

Who Are Storage USA's Auditors?

   Storage USA has engaged PricewaterhouseCoopers LLP as its independent public accountants since September 1993. The Board of Directors has selected PricewaterhouseCoopers LLP as auditors for the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

What Is The Board's Recommendation?

   The Board unanimously recommends a vote "FOR" the proposal to ratify the selection of PricewaterhouseCoopers LLP as Storage USA's independent public accountants for the fiscal year ended December 31, 2000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                PROPOSAL TO AMEND THE STORAGE USA 1995 EMPLOYEE
                          STOCK PURCHASE AND LOAN PLAN
                                  (PROPOSAL 3)

What Is the Board's Recommendation?

   The Board of Directors has unanimously recommended amending the Storage USA 1995 Employee Stock Purchase and Loan Plan (the "Plan") to increase the number of shares of Storage USA Common Stock issuable under the Plan from 750,000 to 1,250,000.

What Is the Purpose of the Plan?

   The purpose of the Plan is to assist Storage USA in recruiting and retaining key executives with ability and initiative by enabling executives who contribute significantly to Storage USA to participate in its future success and to align their interests with those of Storage USA and its shareholders through the purchase of Storage USA Common Stock.

How Is the Plan Administered?

   The Plan is administered by the Compensation Committee (see page 6), which has complete authority to interpret all of its provisions; to prescribe the form of agreements with participants; to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Purchase Plan; and to make all other determinations necessary or advisable for its administration of the Stock Purchase Plan. Any decision made or action taken by the Compensation Committee or in connection with the administration of the Plan is final and conclusive.

Who Is Eligible?

   Any officer of Storage USA (or of any affiliate, including Storage USA Franchise Corp. through which we conduct franchising activities) who is selected by the Compensation Committee is eligible to participate in the Plan. Non-employee Directors are not eligible to participate in the Plan. The Compensation Committee determines, from time to time, the number of shares of Storage USA Common Stock that an executive may purchase.

   The following table sets forth the authorized maximum number of shares allowed for each Named Officer and all officers as a group.

                 AUTHORIZED MAXIMUM SHARES ALLOWED TO OFFICERS

                                                                                         Number of
                                                                     Dollar               Shares
                                                                    Value of  Number of  Purchased
                                                                     Shares     Shares   Under the
                                                                   Authorized Authorized   Plan
Name                                       Title                     ($)(2)      (#)      (#)(3)
----                                       -----                   ---------- ---------- ---------
Dean Jernigan........... Chief Executive Officer and President      4,537,500  150,000    150,000

Christopher P. Marr..... Chief Financial Officer                      907,500   30,000     10,000

John W. McConomy........ Executive Vice President, General Counsel
                         & Secretary                                  605,000   20,000     15,000

Karl T. Haas............ Executive Vice President, Operations         605,000   20,000     10,000

Morris J. Kriger(1)..... Executive Vice President, Acquisitions       605,000   20,000     20,000

All Executive Officers   Senior Vice President Level & Above
 as a Group(3)(4)....... (12 persons)                              10,436,250  345,000    253,000

All Non-Executive
 Officers as a
 Group(3)(4)............ Vice President (16 persons)                4,840,000  160,000     65,000

   As of December 31, 1999, there were 28 such persons eligible to participate in the Plan inclusive of officers of Storage USA Franchise Corp.
--------
(1) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999.

(2) Based on the NYSE closing price of $30.25 for Storage USA Common Stock on December 31, 1999.

(3)  As of December 31, 1999.

(4)  Includes officers of Storage USA, Inc. and Storage USA Franchise Corp.

How Many Shares Will Be Available for Purchase Under the Plan If the Amendment Is Approved?

   Under the Plan, as proposed to be amended, a total of 1,250,000 shares of Storage USA Common Stock will be available for sale (subject to adjustment in the event of stock dividends, stock splits or similar changes in the number of outstanding shares of Storage USA Common Stock) to executives as approved by the Compensation Committee. The price per share is equal to the closing sale price of Storage USA Common Stock on the New York Stock Exchange (the "NYSE") on the date on which an executive executes and delivers an agreement to purchase Storage USA Common Stock under the Plan (an "Agreement"), or, if the NYSE is closed on that date, the next succeeding date on which the NYSE is open. The Plan was last amended by the shareholders at the 1999 Annual Meeting, at which time the shares authorized under the Plan were increased from 500,000 to 750,000.

How Many Shares Have Been Issued Thus Far under the Plan?

   As of December 31, 1999, a total of 523,000 shares had been sold to 28 employees of Storage USA or its affiliate, Storage USA Franchise Corp. (of whom 21 were still employed by Storage USA or Storage USA Franchise Corp. as of December 31, 1999) under the Plan. As of December 31, 1999, 28 persons were eligible to participate in the Plan.

Why Are the Directors Recommending an Increase in the Number of Shares Available for Purchase under the Plan?

   Storage USA believes that ownership of Storage USA Common Stock by its executives aligns the executive's interests with those of other shareholders. At current levels, if each eligible executive currently employed by Storage USA and Storage USA Franchise Corp. purchased all shares allocated to them under the Plan, 705,000 would be issued, leaving only 45,000 shares remaining to be issued in the future. In addition, shares that have been purchased by executives who are no longer employed are counted against the total shares authorized under the Plan and therefore reduce the number of shares available. The additional 500,000 shares proposed to be added gives the Compensation Committee flexibility with respect to levels of ownership permitted for existing executives and gives the Compensation Committee additional shares to allot to new executives as they are hired or existing executives as they are promoted.

How Are Shares Purchased Under the Plan Paid For by Executives?

   At the option of the executive, payment of the purchase price of Storage USA Common Stock acquired under the Plan is made in full in cash or a cash equivalent acceptable to the Compensation Committee, at the time of execution and delivery of the executive's Agreement. Payment may also be made by delivery to Storage USA of a note ("Note"), provided that the initial principal amount of the Note may in no event exceed the "Good Faith Loan Value" of such Storage USA Common Stock. "Good Faith Loan Value" means "good faith loan value" as defined in Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

If an Executive Borrows the Purchase Price From Storage USA, What Are the Repayment Terms?

   Each Note is executed and delivered by the executive; is due and payable seven years after the date of purchase; bears interest at rates to be determined by the Compensation Committee; becomes due and payable on the 90th day following termination of the executive's employment by Storage USA; and is secured by a pledge of all Storage USA Common Stock purchased by the executive under the Plan. The Compensation Committee has the discretion to release pledged shares of Storage USA Common Stock on such terms and conditions as it may specify, provided that the release does not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining pledged shares.

What Rights in the Shares Does an Executive Have?

   Until a default under the Note, all pledged Storage USA Common Stock is registered in the executive's name and the executive has all rights of a shareholder of Storage USA with respect to the Storage USA Common Stock, including the receipt of dividends. The executive agrees to pay to Storage USA all dividends paid on Storage USA Common Stock, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full is delivered to the executive. Any partial prepayments of principal before the second anniversary of the Note do not release any stock from the pledge securing the note. Instead, the payment will be applied, pro rata, against the entire purchase price. After the second anniversary, an executive may prepay part of the full amount of the Note and have the corresponding amount of stock released from the pledge. At the request of the executive, shares deemed paid for in full are released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining pledged Storage USA Common Stock.

How Can the Plan Be Amended?

   The Board of Directors may amend the Plan from time to time, provided that shareholder approval is required for any amendment that would increase the number of shares of Storage USA Common Stock that may be sold pursuant to the Stock Purchase Plan or change the class of individuals eligible to participate. Unless it is terminated sooner by the Board of Directors, the Stock Purchase Plan will terminate on May 3, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                BENEFICIAL OWNERSHIP OF STORAGE USA COMMON STOCK

   The following table sets forth information regarding the beneficial ownership of shares of Storage USA Common Stock outstanding as of January 20, 2000 (the total shares outstanding on January 20, 2000 was 27,877,302), by (i) each person or group known to Storage USA who owns more than 5% of the outstanding shares of Storage USA Common Stock, and (ii) each of the Directors, the Chief Executive Officer and the other four most highly compensated executive officers of Storage USA. The Chief Executive Officer and the other four most highly compensated officers of Storage USA are sometimes referred to in the Proxy Statement as "Named Officers". Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Storage USA Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of January 20, 2000.

                           BENEFICIAL OWNERSHIP TABLE

                                           Shares of Common   Percent of Shares
                                          Stock Beneficially     Outstanding
                                               Owned on             as of
                                         January 20, 2000 (1) January 20, 2000
                                         -------------------- -----------------
Security Capital U.S. Realty............      11,765,654            42.20%
 Security Capital Holdings S.A.
 25B, Boulevard Royal L-2449 Luxembourg
Karl T. Haas............................          61,442 (2)           (7)
Dean Jernigan...........................         645,534 (3)          2.3%
Morris J. Kriger *......................          91,372               (7)
Christopher P. Marr.....................          43,344 (4)           (7)
John W. McConomy........................          27,863 (5)           (7)
C. Ronald Blankenship...................           6,175               (7)
Howard P. Colhoun.......................          12,622               (7)
Alan B. Graf, Jr........................           8,290               (7)
Mark Jorgensen..........................          21,294 (6)           (7)
Caroline S. McBride.....................           7,355               (7)
John P. McCann..........................          16,884               (7)
William D. Sanders......................           7,077               (7)
Harry J. Thie...........................          15,652               (7)
All Directors and Executive Officers as        1,052,337             3.77%
 a Group (18 persons)...................
 c/o Storage USA, Inc.
 165 Madison Avenue, Suite 1300
 Memphis, TN 38103

--------
* Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999.

(1) Includes shares, in the amounts indicated, which the following Directors and Named Officers own subject to immediately exercisable options: Haas, 46,505 shares; Jernigan, 160,031 shares; Kriger, 59,505 shares; Marr, 33,238 shares; McConomy, 11,630 shares; Blankenship, 5,000 shares; Colhoun, 8,318 shares; Graf, 5,000 shares; Jorgensen, 7,376 shares; McBride, 6,000 shares; McCann 8,318 shares; Sanders, 5,722 shares; Thie, 8,318 shares.

(2) Also includes 36 shares owned indirectly, as custodian for his minor children.

(3) Also includes 3,594 shares owned indirectly, as custodian for his minor children.

(4)  Also includes 1 share owned indirectly, as custodian for his minor child.

(5)  Also includes 2 shares owned indirectly, as custodian for his child.

(6) All shares are owned by the Jorgensen Family Trust, Mark and Wilhemina Jorgensen, Trustees.

(7)  Less than 1%.

                             EXECUTIVE COMPENSATION

   The following table sets forth information concerning the annual compensation for services in all capacities to Storage USA and its subsidiaries for the period from January 1, 1997 through December 31, 1999, of those persons who were, at December 31, 1999, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of Storage USA whose annual salaries exceed $100,000 each. These persons are referred to throughout as "Named Officers".

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation     Long-Term Compensation
                                  -------------------------- ------------------------
                                                                     Awards
                                                             ------------------------
                                                    Other                 Securities      All
                                                    Annual   Restricted   Underlying     Other
                                                   Compen-      Stock      Options/     Compen-
                                  Salary   Bonus    sation    Award(s)       SARs       sation
Name and Principal Position  Year   ($)     ($)      ($)         ($)          (#)       (1) ($)
---------------------------  ---- ------- ------- ---------- -----------  -----------   -------
Dean Jernigan............    1999 374,967 253,725          0            0      116,302   6,400
  Chairman of the Board,     1998 360,000 180,000          0            0       50,152  12,477
  Chief Executive Officer    1997 328,681 197,209          0            0       75,000  11,476
   and President

Christopher P. Marr......    1999 195,051  97,525 (4)105,000            0       51,547   6,400
  Chief Financial Officer    1998 152,002  55,221          0            0       12,190   5,080
                             1997 123,622  51,988          0            0       32,000   4,446

John W. McConomy(2)......    1999 197,922  79,168          0       35,602       16,568   6,253
  Executive Vice             1998  65,769  20,250          0            0       58,150       0
   President,                1997       0       0          0            0            0       0
  General Counsel and
   Secretary

Karl T. Haas.............    1999 186,907  75,048          0       33,737       16,028   6,400
  Executive Vice             1998 172,335  52,201          0            0        7,523   6,319
   President,                1997 162,187  72,502          0            0       25,000   5,738
  Operations

Morris J. Kriger(3)......    1999 182,830  63,332          0       14,388            0   6,400
  Executive Vice             1998 177,445  53,734          0            0        7,523   6,336
   President,                1997 181,803  79,523          0            0       20,000   6,231
  Acquisitions

--------
(1) Represents contributions to Storage USA Profit Sharing and 401(k) plan for each of the Named Officers.

(2)  Mr. McConomy has been employed by Storage USA since August 24, 1998.

(3) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999.

(4) Represents one-half of a one-time relocation bonus for relocating from Columbia MD to Memphis TN. The other half will be paid in 2000.

(5) Awards of restricted stock were granted to the Named Officers in 1999 under the Storage USA 1993 Omnibus Stock Plan. Messrs. Jernigan and Marr do not receive any restricted stock awards. Restricted Stock awards vest over five years. The first such vesting occurred on October 19, 1999. The number of shares awarded in 1999 were: McConomy, 1,231 shares; Haas, 1,168 shares; and Kriger, 466 shares. The vested restricted shares as of December 31, 1999 are: McConomy, 101 shares; Haas, 94 shares; and Kriger, 94 shares. Unvested restricted shares as of December 31, 1999 are: McConomy, 1,130 shares; Haas, 1,074 shares; and Kriger, 0 shares. The market values, based upon the closing price of $30.25 on the NYSE of the unvested restricted stock awards as of December 31, 1999, were: McConomy, $34,182.50; Haas, $32,488.50; and Kriger, $0. Mr. Kriger forfeited his unvested restricted stock upon his retirement as an executive officer on December 31, 1999. Dividends are paid on restricted stock in the same manner and to the same extent as dividends are paid on other shares of Storage USA Common Stock.

                                 STOCK OPTIONS

   The following table provides information concerning the grants of stock options to the Named Officers during 1999 under Storage USA's 1993 Omnibus Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Percent
                                    of Total
                         Number of  Options/                       Potential Realizable
                         Securities   SARs                        Value at Assumed Annual
                         Underlying  Granted                       Rates of Stock Price
                          Options/     to     Exercise               Appreciation for
                            SARs    Employee  of Base                   Option Term
                          Granted   in Fiscal  Price   Expiration ------------------------
                            (#)     Year (%)   ($/Sh)     Date      5% ($)      10% ($)
                         ---------- --------- -------- ---------- ----------- ------------
Dean Jernigan...........  116,302     14.64    $27.56  10/19/2009   2,015,968   5,108,859
Christopher P. Marr.....   51,547      6.49    $27.56  10/19/2009     893,511   2,264,332
John W. McConomy........   16,568      2.09    $27.56  10/19/2009     287,188     727,791
Karl T. Haas............   16,028      2.02    $27.56  10/19/2009     277,828     704,070
Morris J. Kriger (1)....        0         0       N/A         N/A           0           0

--------
(1) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999, and did not receive stock options in 1999.

   The following table provides information on options exercised during 1999 and information on the value of each Named Officer's unexercised options under Storage USA's 1993 Omnibus Stock Plan at December 31, 1999.

                    AGGREGATED OPTION/SAR EXERCISES IN 1999
                        AND YEAR-END 1999 OPTION VALUES

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                           Shares                Options at Year End       Options at Year End
                          Acquired    Value              (#)                     ($)(1)
                         on Exercise Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Dean Jernigan...........        0          0    160,031      201,423     1,027,523     342,652
Christopher P. Marr.....        0          0     33,238       80,499        45,829     145,847
John W. McConomy........        0          0     11,630       63,088         1,223      49,417
Karl T. Haas............   20,000    184,530     46,505       37,046       111,129      47,589
Morris J. Kriger(2).....        0          0     59,505       18,018         1,129       4,514

--------
(1) Based upon the closing price of Storage USA's Common Stock on the NYSE on December 31, 1999, of $30.25 per share.

(2) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999.

                           LONG-TERM INCENTIVE PLANS

   The following table provides information on the 1999 awards to Named Officers under the Storage USA Shareholder Value Plan. Each award under the Shareholder Value Plan has a three-year term. The Shareholder Value Plan measures Storage USA's total return to shareholders (i.e. share price increase plus dividend yield) against the total return of other public self-storage companies and all Real Estate Investment Trusts. The minimum payout under the Shareholder Value Plan is $0 per unit; the maximum is $3,000 per unit. There is no "Target" award under the Shareholder Value Plan. The Compensation Committee of Storage USA determines the number of units each Executive receives at the beginning of a three-year award period. Senior Vice Presidents and above of Storage USA are eligible to participate in the Shareholder Value Plan. Non-Employee Directors are not eligible to participate. Awards will be paid in either cash or restricted stock under the Storage USA 1993 Omnibus Stock Plan.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                               Estimated Future
                                                                Payouts Under
                                                                  Non-Stock
                                     Number of                     Price-
                                      Shares,  Performance or   Based Plans(1)
                                     Units or   Other Period   -----------------
                                       Other       Until
                                      Rights   Maturation or  Threshold Maximum
Name                                    (#)        Payout     ($ or #)  ($ or #)
----                                 --------- -------------- --------- --------
Dean Jernigan.......................    216       12/31/01    $108,000  $648,000
Christopher P. Marr.................     53       12/31/01      26,500   159,000
John W. McConomy....................     49       12/31/01      24,500   147,000
Karl T. Haas........................     45       12/31/01      22,500   135,000
Morris J. Kriger(2).................     45            N/A         -0-       -0-

--------
(1) Based upon potential results of Storage USA over the three-year term of the awards, yielding a value of $500 per unit for "Threshold" and $3,000 per unit for "Maximum". The "Threshold" payout is the lowest payment made under the Shareholder Value Plan, assuming that any payment is made, since if the minimum goals under the plan are not met, there is no payment.

(2) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999 and forfeited all awards under the Shareholder Value Plan.

                   INDEBTEDNESS BY EXECUTIVES TO STORAGE USA

                   1995 Employee Stock Purchase and Loan Plan

   The executive officers of Storage USA listed in the table below are indebted to Storage USA for loans to purchase Storage USA's Common Stock pursuant to the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase and Loan Plan") approved by the shareholders at the 1994 Annual Meeting (and subsequently amended). The table indicates the largest amount of the indebtedness outstanding January 1, 1999 and the amount outstanding at December 31, 1999. As provided in the Stock Purchase and Loan Plan, these loans bear interest at rates ranging from 5.81% to 8.43% per annum and are collateralized by the Storage USA Common Stock purchased with the proceeds of the loans.

                   INDEBTEDNESS BY EXECUTIVES TO STORAGE USA
              UNDER THE 1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN

                                         Maximum Indebtedness
                                                Since          Indebtedness at
                                           January 1, 1999    December 31, 1999
                                                 ($)                 ($)
                                         -------------------- -----------------
Francis C. Brown III....................         394,908            391,239
 Sr. Vice President, E-commerce
Karl T. Haas............................         280,599            273,245
Dean Jernigan...........................       4,689,682          4,615,987
Morris J. Kriger(1).....................         608,740            591,081
Christopher P. Marr.....................         281,030            273,708
John W. McConomy........................         450,631            447,623
Richard B. Stern
 Sr. Vice President, Development........         100,631             99,134
Bruce F. Taub
 Sr. Vice President, Acquisitions.......         307,694            298,220
Mark E. Yale
 Sr. Vice President, Financial                   153,437            152,684
  Reporting.............................

--------
(1) Mr. Kriger retired as an executive officer of Storage USA on December 31, 1999.

                    1996 Officers' Stock Option Loan Program

   The executive officers of Storage USA listed in the table below are indebted to Storage USA for loans under the 1996 Officers' Stock Option Loan Program (the "Program"), which was approved by Storage USA's Board of Directors effective December 16, 1996. The Program, which is administered by the Compensation Committee, generally allows certain executive officers of the Company to borrow, on a full recourse basis, up to 75% of the difference between the fair market value of the Company's Common Stock at the time of the loan and the exercise price of such officer's unexercised, vested options. As provided in the Program, the loans are evidenced by notes payable to Storage USA, bear interest at 6.63%, and are collateralized by any shares of Storage USA Common Stock which may be obtained by exercise of the options.

                   INDEBTEDNESS BY EXECUTIVES TO STORAGE USA
               UNDER THE 1996 OFFICERS' STOCK OPTION LOAN PROGRAM

                                          Maximum Indebtedness
                                                 Since          Indebtedness at
                                            January 1, 1999    December 31, 1999
   Name                                           ($)                 ($)
   ----                                   -------------------- -----------------
   Dean Jernigan.........................       160,215             159,945
   Christopher P. Marr...................        75,000              75,000

Executive Change in Control Severance Agreements

   Storage USA has entered into change in control severance agreements with each of Messrs. Jernigan (Chief Executive Officer and President), Marr (Chief Financial Officer), McConomy (Executive Vice President, General Counsel and Secretary), and Haas (Executive Vice President, Operations), (each an "Executive") which provide for severance payments and other benefits to each Executive if his employment is terminated under various circumstances as described in each agreement. Under each agreement, if an Executive's employment is terminated, (a) voluntarily, for good reason, by the Executive within two years following a change of control of Storage USA (as defined in each agreement); or (b) involuntarily and without cause (as defined in each agreement), within two years following a change in control of Storage USA the Executive would be entitled: (i) to receive an amount equal to three times (for Messrs. Jernigan and Marr) or two times (for Messrs. Haas and McConomy) the Executive's base salary plus certain bonus amounts; (ii) to have all outstanding unvested options and restricted stock vest, if not already vested pursuant to the applicable plan; (iii) to cancellation of any portion of a loan under Storage USA's 1995 Stock Purchase and Loan Plan or its 1996 Officers' Stock Option Loan Program that exceeds the fair market value of the stock (or options) securing the loan; (iv) to continuation of certain health insurance benefits; and (v) to receive certain other benefits. All cash amounts are payable in a lump sum. Mr. Kriger's severance agreement terminated on December 31, 1999 in connection with his retirement as an executive officer.

Executive Employment Agreements

   Mr. Marr and Mr. McConomy each have employment agreements with Storage USA employing them as Chief Financial Officer and Executive Vice President, General Counsel and Secretary, respectively. Mr. Marr's agreement provides for a base salary of $210,000 and a sum equal to two times his base salary if he is terminated "without cause" as defined in his employment agreement. Mr. McConomy's agreement provides for a base salary of $195,000 (his current salary is $200,000) and a sum equal to one and one-half times his base salary if he is terminated "without cause" as defined in his employment agreement. Mr. Kriger's employment agreement with Storage USA terminated upon his retirement as an executive officer on December 31, 1999.

                     REPORT OF THE STORAGE USA COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

To Our Shareholders:

   The Compensation Committee of the Board of Directors is composed of Messrs. Thie (Chairman), Graf, McCann (each of whom is an Independent Director) and Mr. Blankenship. The Board of Directors has delegated to the Compensation Committee responsibility for the compensation of Storage USA's executive officers and for administering the incentive programs for all Storage USA's employees.

   The goals of the compensation program are to:

   .  Attract and retain critical management talent;

   .  Motivate management as a team to attain Storage USA's goals;

   . Share the financial success or lack thereof of Storage USA with management; and

   . Link management's interests directly with those of Storage USA's shareholders.

   To achieve these goals, the compensation program for executive officers consists of base salary and annual and long-term incentive compensation. The program emphasizes variable compensation as a significant portion of the total compensation package for each executive officer. That is, as levels of executive responsibility increase, the total compensation is weighted toward the long-term performance of Storage USA. Base salary for each executive officer is generally set near levels established by our peer group competitors. The annual incentive plan rewards management for achieving or surpassing both Company and individual annual performance goals. The long-term incentive plan is directly related to increasing the price of Storage USA's stock and to outperforming peers in generating total shareholder return. Overall, the compensation program is targeted to be above-market when performance exceeds that of peers and is highly linked to performance so that if performance does not meet expectations, total compensation will generally be below our peers. Thus, this compensation mix emphasizes performance and places more of total compensation at risk to Storage USA's performance. Payments under the annual and long-term incentive plans are reviewed annually.

   In administering base salaries, the Committee set salary ranges within formal tiers for executive officers. In 1998, the Compensation Committee conducted a complete review of executive compensation through an outside advisor and intends to conduct similar reviews periodically. In 1999, the Compensation Committee assessed executive compensation through internal reviews and market comparisons. Accordingly, for 1999, the base salary ranges were set in comparison with 20 equity Real Estate Investment Trusts ("REITs") with similar market capitalization. Base salaries for the most senior executives were increased 8 percent, on average, to a competitive range. For other executives, base salaries were set consistent with market comparisons, tier ranges, compensation policy and merit. Individual salaries are reviewed annually, in July of each year.

   The annual incentive compensation plan is split equally between achieving individual goals, as determined by management, for each executive officer and Storage USA's performance based on targeted increases in funds from operations ("FFO"). A target annual incentive compensation amount is determined for each tier. Executive officers may earn more (superior) or less (threshold) or none (below threshold) depending on their individual performance and the performance of Storage USA. If threshold performance goals for FFO are not achieved, no performance awards are made to executive officers. In 1999, the Company achieved targeted performance.

   The long-term incentive plan for the CEO and CFO consists of stock options under the 1993 Omnibus Stock Plan and performance units under Storage USA's Shareholder Value Plan and for other executive officers, a combination of performance units under the Shareholder Value Plan, stock options and restricted stock. Restricted stock awards are currently used for this group because their more certain nature make them a strong retention device during this period of building human capital for Storage USA. Stock options and restricted shares of Common Stock generally vest over a five-year period. The number of options and restricted shares of Storage USA Common Stock are arrived at through an annual grant methodology that provides a targeted percentage of base salary. The Compensation Committee granted additional options in 1999, which vest conditioned upon long-term service with Storage USA, to create and keep a deep bench of executive talent in the present competitive employment market. These options will vest in October 2004, five years after the grant, to those executive officers who are still with Storage USA at that time. Moreover, to encourage more immediate corporate performance, the option vesting period can accelerate on a fixed schedule based on Storage USA achieving targeted FFO goals. The number of such options granted to each executive officer was similar to (but did not exceed) the options granted under the annual long-term incentive program, and the exercise price was identical.

   The Storage USA Shareholder Value Plan rewards executives at and above the Senior Vice President level at the end of a 3-year period if Storage USA's 3-year total shareholder return outperforms a pre-defined comparison group. The first such plan began January 1, 1999; a second plan began January 1, 2000; and we intend to start a three-year plan each year. Equally weighted comparisons are made to the public companies in the self-storage industry and to equity REITs in the NAREIT index. The comparison measures how well Storage USA did when compared to others in the self-storage REIT sector and to all REITs operating in a similar tax and capital environment. These two goals align with shareholder expectations.

   Mr. Jernigan's salary, annual bonus, long term incentives, and participation in benefit programs generally follow the policies described above and the amounts paid are shown in the tables in this Proxy Statement. Mr. Jernigan's base salary is based on his performance, his responsibilities, and the compensation levels for comparable positions in other REITs of similar size and complexity. In making its base salary determination, the Compensation Committee reviewed CEO salaries for 20 equity REITs comparable in market value to Storage USA. We also considered Mr. Jernigan's leadership in national policy areas of importance to Storage USA and the REIT industry, such as his membership on the Board of the National Association of Real Estate Investment Trusts, and his overall performance in leading Storage USA. While no adjustment was made to Mr. Jernigan's base salary in July, 1998, an adjustment of 8 percent was made in July, 1999, increasing his annual salary to $390,000. This increase in base salary was held slightly below competitive market levels in keeping with our compensation philosophy. Mr. Jernigan's annual target bonus is based on achieving individual and company goals, each equally weighted. Storage USA's goal is to achieve a pre-approved level of growth in FFO per share, and Mr. Jernigan's performance was objectively measured against achieving this target. Individual goals were qualitatively assessed. Mr. Jernigan provides a set of annual individual goals to the Compensation Committee each year. He was assessed on goal accomplishment for 1999 and achieved substantially all of his targeted annual bonus. In particular, Mr. Jernigan accomplished a series of strategic initiatives which had been advanced by him and adopted by the Board of Directors, such as the Budget Group, Inc. Strategic Alliance, the creation of the joint ventures with General Electric Capital Corporation, the closing of the Fidelity Trust Management transaction and the establishment of a National Reservation Center. The Compensation Committee also reviewed the CEO evaluation conducted annually by the Governance Committee. His options were awarded in accordance with the Committee's policies as set out in this report and are described in the table entitled "Option/SAR Grants in Last Fiscal Year."

   In summary, the Storage USA executive compensation program provides increased motivation for executive officers to achieve stated goals thus enhancing the value of the company for shareholders.

                                          COMPENSATION COMMITTEE

                                          Harry J. Thie, Chairman
                                          C. Ronald Blankenship
                                          Alan B. Graf, Jr.
                                          John P. McCann

IS THERE ANY OTHER INFORMATION THAT I SHOULD KNOW?

Transactions with Management and Others; Certain Business Relationships

   During 1999, payments totaling $3,857,474 were made to Security Capital Group, Incorporated, or its affiliates in connection with services provided by it or its affiliates. The amounts paid were as follows:

 . Storage USA paid SC Group, Inc. $31,996 in fees for insurance procurement and risk management services. This amount was based in part upon a percentage of the total premium dollars for Storage USA's property and casualty insurance plus claims administration fees.

 . Storage USA paid Security Capital Real Estate Research Group, Inc.
   $108,447 for assistance in its development and acquisition of self-storage facilities and for providing market research.

 . Storage USA paid $3,717,031 to Security Capital Markets Group,
   Incorporated for investment banking and advisory services primarily in connection with Storage USA's previously announced $144 million joint venture with Fidelity Management Trust and its $400 million joint venture with General Electric Capital Corporation, as well as in connection with obtaining debt financing in connection with each transaction.

 . All such services were rendered pursuant to agreements negotiated at arms length, taking into account fees charged by other providers of similar services. Each company mentioned is an affiliate of Security Capital U.S. Realty.

   Storage USA paid Memphis Jet Service, L.P., a company controlled by Mr. Jernigan's wife, $163,818 for business use of private aircraft by Mr. Jernigan and other executives of Storage USA.

   Storage USA has entered into a lease providing for it to be the principal tenant of the Moore Building, a historic structure in Memphis, Tennessee. On December 29, 1998, the Moore Building was sold to its current owner by a charitable foundation. To assure that the foundation would receive from the buyer the fair value of historic rehabilitation tax credits generated by the renovation of the building, Mr. Jernigan agreed to guarantee that the buyer would realize certain amounts from the resale of those tax credits, as permitted by applicable law. The value of the tax credits is dependent, in part, on Storage USA's performance under its lease.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires that Storage USA's directors and executive officers, and persons that own more than 10% of Storage USA Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Storage USA Common Stock and other equity securities of Storage USA. Copies of these reports must be filed with Storage USA. Based solely on its review of the copies of these reports filed with it, and written representations that no other reports were required, to Storage USA's knowledge, all reports required by Section 16(a) were timely filed in 1999, except a Form 3 for Russell Williams, Storage USA's former Senior Vice President of Marketing, which was inadvertently filed late.

Shareholder Return

   The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on Storage USA's Common Stock compared to the cumulative total return of the S&P Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index for the period January 1, 1995 through December 31, 1999.

   The graph assumes that the initial price per share of Storage USA Common Stock was $27.13 and that the value of the investment in each of Storage USA Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

   The stock price performance shown on the graph below is not necessarily indicative of future price performance.

   Comparison of Cumulative Total Return Among Storage USA, Inc., the NAREIT
             Equity REIT Total Return Index, and the S&P 500 Index

                                    [GRAPH]

                1/1/95   12/31/95 12/31/96 12/31/97 12/31/98  12/31/99
Storage USA     100.00    168.09   205.15   229.20   196.51    200.75
S&P 500         100.00    144.75   177.98   237.39   305.21    364.82
NAREIT Equity   100.00    115.01   155.57   187.08   154.34    147.21

Will Other Matters Be Raised at the Meeting?

   Storage USA does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of Messrs. Jernigan and Marr, who are voting the proxies.

Who Pays the Cost of Solicitation of My Proxy?

   The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies is paid by Storage USA. In addition to the use of mails, certain directors, officers or employees of Storage USA and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies.

Can a Shareholder Make a Proposal at the Meeting?

   Any qualified shareholder who wishes to make a proposal to be acted upon at the Annual Meeting of Shareholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934 and must submit such proposal to be considered by Storage USA for inclusion in the proxy statement, to John W. McConomy, Corporate Secretary of Storage USA, at 165 Madison Avenue, Memphis, Tennessee 38103. The deadline for submitting a shareholder proposal or a nomination for director that is to be included in such proxy statement is November 28, 2000. If Storage USA receives notice of a shareholder proposal after February 13, 2001, the persons named as proxies in the proxy statement for the 2001 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2001 Annual Meeting. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Additional Information Requests

   Storage USA will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which may have been or may be incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Storage USA, Inc., 165 Madison Avenue, Suite 1300, Memphis, Tennessee 38103,
Attention: John W. McConomy, Executive Vice President, General Counsel and Secretary ((901) 252-2000).

                               STORAGE USA, INC.
                            Memphis, Tennessee 38103

                           ANNUAL MEETING MAY 3, 2000
                               CUSIP 861907 10 3

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Dean Jernigan and Christopher P. Marr, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Storage USA, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 4:30 p.m. (local time) on May 3, 2000, or any adjournment thereof.

  The Board of Directors unanimously recommends a vote "FOR" each of the following proposals:

1.ELECTION OF DIRECTORS
 [_] FOR all nominees listed below         [_]  WITHHOLD AUTHORITY to vote for
     (except as marked to the                   all nominees listed below
     contrary)

 C. Ronald Blankenship, Howard P. Colhoun, Alan B. Graf, Jr., Dean Jernigan, Mark Jorgensen, Caroline S. McBride, John P. McCann, William D. Sanders, Harry J. Thie

 To withhold authority to vote for any individual nominee, write that name on the line below.

 ------------------------------------------------------------------------------
2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP as Storage USA's auditors for the fiscal year ending December 31, 2000.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE STORAGE USA 1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN to increase shares available under the Plan from 750,000 to 1,250,000.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN


[LOGO FOR IBM CARD GOES HERE]


  The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

  IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE "FOR" ALL NINE DIRECTOR NOMINEES AND EACH OF PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
  Please sign exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

                                       Signature: ________________________

                                       Date: ___________________________ , 2000